UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

NYSEG Electric Rate Plan Extension

On June 9, 2006, the administrative law judges assigned to New York State Electric & Gas Corporation's (NYSEG) electric rate plan extension proceeding issued their recommended decision (RD). NYSEG is a wholly-owned subsidiary of Energy East Corporation.

The RD, among other things, recommends:

-  A decrease in delivery rates of $37 million. NYSEG's most recent update in the proceeding requested a $58 million increase in delivery rates.

-  A 9.3% return on common equity (ROE). NYSEG had requested an 11% ROE.

-  Significant modifications to NYSEG's commodity options program, including:
      Use of the variable rate supply option as the default for all customers not making a supply election, as opposed to the current fixed price option default.
      A reduction in the allowance, from 35% to 22%, used to set the supply rate to cover the costs of providing fixed price electricity at retail.
      The use of an earnings collar for supply of plus/minus $5 million with 80/20 (customers/shareholders) sharing outside the collar. NYSEG currently can earn 300 basis points ROE on supply (approximately $21 million) after which earnings are shared 50/50.

NYSEG believes that the commodity options program, as recommended, is unworkable and inconsistent with the development of a competitive retail market for supply. In particular, the lower allowance used to set the supply rate does not cover the cost and risk of providing fixed price electricity at retail and would stifle participation by retail energy service providers. If the commodity portion of the RD were adopted as proposed, NYSEG could not offer fixed price electricity to its customers.

If the RD were adopted in its entirety by the NYPSC, the RD would have a significant adverse impact on NYSEG's financial condition and results of operations. In addition to the items noted above, the RD ignores over $25 million of forecasted expenses, which, if adopted, would force NYSEG to cut operating, maintenance and capital spending plans, resulting in significant workforce reductions and degradation in current levels of customer service. It is also likely that NYSEG would be forced to file a new electric rate case.

NYSEG intends to file briefs excepting certain aspects of the RD by June 29, 2006. A final NYPSC decision is expected in August 2006.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Quarterly reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 13, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller & Chief Accounting Officer